Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

Main Fax +1 312 701 7711

www.mayerbrown.com

November 5, 2021

CarMax Auto Funding LLC

12800 Tuckahoe Creek Parkway

Suite 400

Richmond, VA 23238-1115

Re:	CarMax Auto Funding LLC

Registration Statement on Form SF-3

Registration No. 333-

Ladies and Gentlemen:

We have acted as special counsel to CarMax Auto Funding LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a “Trust”), to be formed by the Company pursuant to a trust agreement between the Company and a trustee. For each series, the Notes will be issued pursuant to an indenture between the related Trust and a financial institution acting as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we are generally familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Trust Agreement, the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of Administration Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative Documents”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP

(Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados

(a Brazilian partnership).

Mayer Brown LLP

CarMax Auto Funding LLC

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Trust and authenticated by the related Indenture Trustee, and sold by (or at the direction of) the Company and (c) payment of the agreed consideration for such Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP